CUSIP NO. 26153 10 3

                                                                       EXHIBIT 1
                                                                       ---------


                             JOINT FILING AGREEMENT


        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $.01 per share, of Dreamworks Animation SKG, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

        The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

        IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on January 14, 2007.



                                             STEVEN SPIELBERG,


                                             /s/ Steven Spielberg
                                             -------------------------------
                                             Name:  Steven Spielberg



                                             DW LIPS, L.P.,



                                             By: /s/ Michael Rutman
                                                 --------------------------
                                                 Name:  Michael Rutman
                                                 Title: Treasurer of DW Subs
                                                        Inc., General Partner


                                             DW SUBS, INC.,


                                             By: /s/ Michael Rutman
                                                 --------------------------
                                                 Name:  Michael Rutman
                                                 Title: Treasurer